As filed with the Securities and Exchange Commission on June 13, 2008

Registration No. 333-30913

333-67677

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-30913

AND

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT NO. 333-67677

UNDER

THE SECURITIES ACT OF 1933

GREATER BAY BANCORP

(Exact name of registrant as specified in charter)

California	77-0387041
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Sixth & Marquette

Minneapolis, MN 55479

(Address, including zip code, of registrant’s principal executive offices)

Greater Bay Bancorp 401(k) Plan

(Full title of the plan)

James M. Strother

Executive Vice President and General Counsel

Wells Fargo & Company

MAC #A0149-072

633 Folsom Street

San Francisco, California 94107

(Name and address, including zip code, of agent for service)

Copies to:

Jeannine E. Zahn

Senior Counsel

Wells Fargo & Company Law Department

MAC N9305-173

Sixth & Marquette

Minneapolis, MN 55479

REMOVAL OF SECURITIES FROM REGISTRATION

Greater Bay Bancorp (the “Company”) filed Registration Statement No. 333-30913 and Registration Statement No. 333-67677 (collectively the “Registration Statements”) to register an aggregate of 900,000 shares of its Common Stock to be offered or sold pursuant to the Greater Bay Bancorp 401(k) Plan (the “Plan”) and an indeterminate amount of interests to be offered or sold pursuant to the Plan (the “Plan Participation Interests”). By filing this Post-Effective Amendment No. 1 to each of the Registration Statements, the Company hereby removes from registration all of the shares of Common Stock and all of the Plan Participation Interests that remain unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the removal from registration of such shares of Common Stock and Plan Participation Interests.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 13, 2008.

GREATER BAY BANCORP

By:	/s/ Jon R. Campbell
Jon R. Campbell
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed on June 13, 2008 by the following persons in the capacities indicated:

/s/ Jon R. Campbell Jon R. Campbell	President and Director (Principal Executive Officer)

/s/ Howard I. Atkins Howard I. Atkins	Executive Vice President & Chief Financial Officer (Principal Financial Officer)

/s/ Richard D. Levy Richard D. Levy	Senior Vice President & Treasurer and Director (Principal Accounting Officer)

/s/ James M. Strother James M. Strother	Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Amendment No. 1 to Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 13, 2008.

GREATER BAY BANCORP 401(k) PLAN

By:	Wells Fargo & Company 401(k) Plan, as successor

By:	/s/ Julie M. White
Julie M. White
Group Executive Vice President (Human Resources)